As filed with the Securities and Exchange Commission on April 17, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOINGO WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4856877 (IRS Employer Identification No.)

10960 Wilshire Blvd., 23rd Floor

Los Angeles, CA 90024

(Address of Principal Executive Offices) (Zip Code)

Boingo Wireless, Inc. 2011 Equity Incentive Plan
(Full title of the plan)

Peter Hovenier

Chief Financial Officer
10960 Wilshire Blvd.

23rd Floor

Los Angeles, CA 90024

(Name and address of agent for service)

(310) 586-5180

(Telephone number, including area code, of agent for service)

Copy to: Ilan Lovinsky, Esq. Kurt Oreshack, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	1,631,737 shares(3)	$8.44	$13,771,860	$1,600.29

(1)         Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Boingo Wireless, Inc. 2011 Equity Incentive Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.

(2)         Estimated in accordance with Rule 457(c) promulgated under the 1933 Act solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Market on April 10, 2015.

(3)         Represents additional shares authorized as of January 1, 2015 under the evergreen provision of the Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the 1933 Act, this Registration Statement is filed by Boingo Wireless, Inc. (the “Registrant”) for the purpose of registering additional shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) under the 2011 Plan. The number of shares of Common Stock available for issuance under the 2011 Plan is subject to an automatic annual increase on the first day of each fiscal year of the Company during the term of the 2011 Plan equal to the lowest of (a) 4.5% of the total number of shares of Common Stock then outstanding, (b)  3,000,000 shares (subject to proportionate adjustment in the event of a stock split, reverse stock split, stock dividend, etc.), or (c) a number of shares of Common Stock determined by the Registrant’s Board of Directors (the “Evergreen Provision”). Accordingly, the number of shares of Common Stock available for issuance under the 2011 Plan was increased by 1,631,737 shares effective January 1, 2015. This Registration Statement registers the 1,631,737 additional shares of Common Stock available for issuance under the 2011 Plan as of January 1, 2015 as a result of the Evergreen Provision.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 4,000,000 shares of Common Stock registered for issuance under the 2011 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-174157) filed on May 12, 2011 (the “Original Registration Statement”), the 1,511,288 shares of Common Stock registered for issuance under the 2011 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration Number 333-181180) filed on May 4, 2012 (the “2012 Registration Statement”), the 1,596,725 shares of Common Stock registered for issuance under the 2011 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration Number 333-187471) filed on March 22, 2013 (the “2013 Registration Statement”) and the 1,585,149 shares of Common Stock registered for issuance under the 2011 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration Number 333- 195248) filed on April 14, 2014 (the “2014 Registration Statement”). The contents of the Original Registration Statement, the 2012 Registration Statement, the 2013 Registration Statement and the 2014 Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement, the 2012 Registration Statement, the 2013 Registration Statement and the 2014 Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.         Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015; and

(b)                                 The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement No. 001-35155 on Form 8-A filed with the SEC on April 27, 2011, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.         Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for a breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, Registrant’s amended and restated bylaws provide that:

•                  The Registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•                  The Registrant may, in its discretion, indemnify employees and agents in those circumstances in which indemnification is not required by law.

•                  The Registrant will be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•                  The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors. The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•                  The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant has entered into separate indemnification agreements with each of its directors and executive officers that will provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and provide for certain additional procedural protections. The Registrant also maintains insurance to insure directors and officers against certain liabilities.

These indemnification provisions and the indemnification agreements to be entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 8.         Exhibits

See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.

Item 9.     Undertakings

A.                                    The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement — notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 17th day of April, 2015.

BOINGO WIRELESS, INC.

By:	/s/ David Hagan
David Hagan
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT:

That the undersigned officers and directors of Boingo Wireless, Inc., a Delaware corporation, do hereby constitute and appoint David Hagan and Peter Hovenier, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hagan	Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2015
David Hagan

/s/ Peter Hovenier	Chief Financial Officer (Principal Financial and Accounting Officer)	April 17, 2015
Peter Hovenier

/s/ Charles Boesenberg	Director	April 17, 2015
Charles Boesenberg

/s/ Chuck Davis	Director	April 17, 2015
Chuck Davis

/s/ Michael Finley	Director	April 17, 2015
Michael Finley

Signature	Title	Date

/s/ Terrell Jones	Director	April 17, 2015
Terrell Jones

/s/ Lance Rosenzweig	Director	April 17, 2015
Lance Rosenzweig

EXHIBIT INDEX

Exhibit Number	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 14, 2011).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-1, originally filed with the SEC on January 14, 2011).

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Boingo Wireless, Inc. 2011 Equity Incentive Plan.